Exhibit 99.1

centerspace

1st Quarter 2021

# EARNINGS RELEASE AND SUPPLEMENTAL OPERATING & FINANCIAL DATA

Ironwood Apartments // New Hope, MN

Earnings Release

Centerspace Reports Strong First Quarter 2021 Financial Results
MINNEAPOLIS, MN, May 3, 2021 – Centerspace (NYSE: CSR) announced today its financial and operating results for the quarter ended March 31, 2021. The tables below show Net Income, Funds from Operations (“FFO”)1, and Core FFO1, all on a per share basis, for the three months ended March 31, 2021; Same-Store Revenues, Expenses, and Net Operating Income (“NOI”)1 over comparable periods; and Same-Store Weighted-Average Occupancy for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020.

	Three Months Ended March 31,
Per Share	2021	2020
Net Income - diluted	$(0.49)	$(0.69)
FFO - diluted	$0.92	$0.66
Core FFO - diluted	$0.95	$0.90

	Year-Over-Year Comparison	Sequential Comparison
Same-Store Results	Q1 2021 vs. Q1 2020	Q1 2021 vs. Q4 2020
Revenues	0.4%	(0.2)%
Expenses	(0.9)%	5.5%
NOI	1.4%	(3.9)%

	Three months ended
Same-Store Results	March 31, 2021	December 31, 2020	March 31, 2020
Weighted Average Occupancy	94.9%	94.7%	95.3%
(1)NOI, FFO, Core FFO, and same-store results are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to “Non-GAAP Financial Measures and Reconciliations” below.
Highlights
•In April 2021, Centerspace paid its 200th consecutive quarterly distribution since its initial dividend in 1971;
•Net Loss was $(0.49) per diluted share for the first quarter of 2021, compared to Net Loss of $(0.69) per diluted share for the same period of 2020;
•Core FFO increased 5.6% to $0.95 per diluted share for the three months ended March 31, 2021, compared to $0.90 for the three months ended March 31, 2020;
•Same-store revenues increased by 0.4% for the first quarter of 2021 compared to the first quarter of 2020;
•Same-store expenses decreased by 0.9% for the first quarter of 2021 as compared to the first quarter of 2020, contributing to NOI growth of 1.4%;
•In a press release issued April 19, 2021, the company announced a 122% increase to its mid-point earnings per share outlook and a 4.2% increase to mid-point Core FFO outlook for 2021;
•Continued to grow the portfolio in the core market of Denver through the acquisition of Union Pointe, a 256-home apartment community in Longmont, Colorado;
•Issued $50.0 million of 2.7% unsecured Series C Notes due June 6, 2030. In concert with the issuance, the company amended and expanded its Note Purchase Private Shelf Agreement to increase the aggregate amount under the agreement from $150.0 million to $225.0 million; and
•Continued to strengthen the balance sheet by issuing 164,279 common shares under the 2019 ATM program for net proceeds of $11.9 million.

1

Acquisitions and Dispositions
During the quarter, Centerspace acquired Union Pointe, a 256-home apartment community in Longmont, Colorado for an aggregate purchase price of $76.9 million.
Subsequent to the end of the quarter, Centerspace received $2.0 million of non-refundable deposits and expects to complete the sale of select assets in Rochester, Minnesota on May 24th. The sale consists of 589 apartment homes in six communities with an aggregate sale price of $60.0 million. The proceeds from this disposition are expected to be used to pay down the line of credit and increase liquidity.
Balance Sheet
At the end of the first quarter, Centerspace had $79.3 million of total liquidity on its balance sheet, consisting of $68.5 million available under the line of credit and cash and cash equivalents of $10.8 million.
Improved 2021 Financial Outlook
Centerspace's 2021 financial outlook with midpoints of $0.30 for Earnings per Share and $3.60 for Core FFO is consistent with its release issued April 19, 2021, and up from its February expectation of $0.14 and $3.455, respectively. For additional information, see S-14 of the supplemental. These ranges should be considered in their entirety. The revised outlook is:

	Previous Outlook for 2021		Updated Outlook for 2021
	Low	High	Low	High
Earnings per Share – diluted	$(0.18)	$0.45	$0.10	$0.50
Same-Store Revenue	(0.5)%	3.0%	0.0%	3.0%
Same-Store Expenses	4.0%	7.5%	3.0%	5.0%
Same-Store NOI	(3.5)%	(0.5)%	(1.5)%	1.5%
FFO per Share – diluted	$3.17	$3.52	$3.38	$3.62
Core FFO per Share – diluted	$3.29	$3.62	$3.48	$3.72
COVID-19 Developments
The COVID-19 pandemic, including the associated economic disruptions, has continued to impact business and operations since March 2020. The company continues to prioritize the health and well-being of its residents, team members, and the communities it serves.
A discussion of the ongoing and potential effects of the COVID-19 pandemic on financial condition, results of operations, and cash flows can be found in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" presented in the company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021. For a more detailed description of the risks and uncertainties affecting business, see the risk factors presented in Item 1A in the company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021.
Upcoming Events
On May 18, 2021, at 9:00 a.m. CDT, Centerspace will be holding its 2021 Annual Meeting of Shareholders live via the Internet. Shareholders can participate in and/or vote at the Annual Meeting via live webcast over the Internet at www.virtualshareholdingmeeting.com/CSR2021. Shareholders must enter the 16-digit control number found in their proxy materials, either on the Notice of Internet Availability of Proxy Materials, the proxy card, or in the instructions that accompanied the proxy materials to enter the 2021 Annual Meeting. The company urges the shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The Annual Meeting webcast will begin promptly at 9:00 a.m. CDT. On the day of the Annual Meeting, the company recommends that you log into its virtual meeting at least 15 minutes prior to the scheduled start time to ensure you can access the meeting.

2

Earnings Call

Live webcast and replay: https://ir.centerspacehomes.com

Live Conference Call		Conference Call Replay
Tuesday, May 4, 2021, at 10:00 AM ET		Replay available until May 18, 2021
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10153254
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended March 31, 2021 included herein (“Supplemental Information”), is available in the Investors section on Centerspace’s website at www.centerspacehomes.com or by calling Investor Relations at 701-837-7104. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Financial and Operating Data, which accompanies this earnings release.
About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, as of March 31, 2021, Centerspace owned 68 apartment communities consisting of 12,168 apartment homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, and South Dakota. Centerspace was named a Top Workplace for 2020 by the Minneapolis Star Tribune. For more information, please visit www.centerspacehomes.com.
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on the company's current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in Centerspace's filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in its Annual Report on Form 10-K for the year ended December 31, 2020, in its subsequent quarterly reports on Form 10-Q, and in other public reports. The company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Contact Information
Investor Relations
Emily Miller
Phone: 701-837-7104
IR@centerspacehomes.com
Marketing & Media
Kelly Weber
Phone: 701-837-7104
kweber@centerspacehomes.com

3

Supplemental Financial and Operating Data
Table of Contents
March 31, 2021

Common Share Data (NYSE: CSR)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2021	2020	2020	2020	2020
High closing price	$73.42	$74.55	$73.53	$76.82	$84.68
Low closing price	$68.00	$65.79	$61.87	$44.36	$52.55
Average closing price	$71.37	$70.30	$70.15	$63.91	$71.62
Closing price at end of quarter	$68.00	$70.64	$65.17	$70.49	$55.00
Common share distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing dividend yield – annualized	4.1%	4.0%	4.3%	4.0%	5.1%
Closing common shares outstanding (thousands)	13,220	13,027	12,976	12,827	12,164
Closing limited partnership units outstanding (thousands)	950	977	1,018	1,022	1,044
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$963,560	$989,243	$911,989	$976,216	$726,440

S-1

CENTERSPACE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
REVENUE	$46,648	$45,540	$44,138	$43,910	$44,406
EXPENSES
Property operating expenses, excluding real estate taxes	13,449	12,668	13,129	12,360	13,468
Real estate taxes	5,792	5,256	5,402	5,410	5,465
Property management expense	1,767	1,460	1,442	1,345	1,554
Casualty loss	101	331	91	913	327
Depreciation/amortization	19,992	20,282	18,995	18,156	18,160
General and administrative expenses	3,906	3,733	3,077	3,202	3,428
TOTAL EXPENSES	$45,007	$43,730	$42,136	$41,386	$42,402
Operating income	1,641	1,810	2,002	2,524	2,004
Interest expense	(7,231)	(6,903)	(6,771)	(6,940)	(6,911)
Loss on extinguishment of debt	—	(2)	(4)	(17)	—
Interest and other income (loss)	431	406	281	538	(2,777)
Income (loss) before gain (loss) on sale of real estate and other investments, and gain (loss) on litigation settlement	(5,159)	(4,689)	(4,492)	(3,895)	(7,684)
Gain (loss) on sale of real estate and other investments	—	17	25,676	(190)	—
Net income (loss)	$(5,159)	$(4,672)	$21,184	$(4,085)	$(7,684)
Dividends to preferred unitholders	(160)	(160)	(160)	(160)	(160)
Net (income) loss attributable to noncontrolling interest – Operating Partnership	469	460	(1,387)	447	692
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(17)	(6)	(8)	(5)	145
Net income (loss) attributable to controlling interests	(4,867)	(4,378)	19,629	(3,803)	(7,007)
Dividends to preferred shareholders	(1,607)	(1,607)	(1,607)	(1,609)	(1,705)
Discount (premium) on redemption of preferred shares	—	—	(1)	25	273
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(6,474)	$(5,985)	$18,021	$(5,387)	$(8,439)

Per Share Data - Basic
Net earnings (loss) per common share – basic	$(0.49)	$(0.46)	$1.40	$(0.44)	$(0.69)

Per Share Data - Diluted
Net earnings (loss) per common share – diluted	$(0.49)	$(0.46)	$1.38	$(0.44)	$(0.69)

S-2

CENTERSPACE
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
ASSETS
Real estate investments
Property owned	$1,883,407	$1,812,557	$1,805,390	$1,694,033	$1,687,436
Less accumulated depreciation	(408,014)	(399,249)	(380,392)	(383,917)	(366,307)
	1,475,393	1,413,308	1,424,998	1,310,116	1,321,129
Unimproved land	—	—	—	—	1,376
Mortgage loans receivable	30,107	24,661	17,986	10,961	16,775
Total real estate investments	1,505,500	1,437,969	1,442,984	1,321,077	1,339,280
Cash and cash equivalents	10,816	392	16,804	52,714	26,338
Restricted cash	1,610	6,918	2,199	2,535	2,344
Other assets	18,427	18,904	16,947	16,484	21,124
TOTAL ASSETS	$1,536,353	$1,464,183	$1,478,934	$1,392,810	$1,389,086

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$53,852	$55,609	$58,596	$54,883	$52,337
Revolving line of credit	181,544	152,871	135,000	63,000	83,000
Notes payable, net of loan costs	319,236	269,246	269,202	269,155	269,106
Mortgages payable, net of loan costs	293,709	297,074	313,065	323,705	328,367
TOTAL LIABILITIES	$848,341	$774,800	$775,863	$710,743	$732,810

SERIES D PREFERRED UNITS	$16,560	$16,560	$16,560	$16,560	$16,560
EQUITY
Series C Preferred Shares of Beneficial Interest	93,530	93,530	93,530	93,579	96,046
Common Shares of Beneficial Interest	980,453	968,263	968,436	958,292	912,653
Accumulated distributions in excess of net income	(443,409)	(427,681)	(412,577)	(421,515)	(407,150)
Accumulated other comprehensive income (loss)	(12,798)	(15,905)	(17,256)	(18,139)	(17,360)
Total shareholders’ equity	$617,776	$618,207	$632,133	$612,217	$584,189
Noncontrolling interests – Operating Partnership	53,007	53,930	53,669	52,558	54,777
Noncontrolling interests – consolidated real estate entities	669	686	709	732	750
Total equity	$671,452	$672,823	$686,511	$665,507	$639,716
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,536,353	$1,464,183	$1,478,934	$1,392,810	$1,389,086

S-3

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by us, may not be comparable to non-GAAP financial measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does.
The company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for substantially all of the periods being compared, and, in the case of newly-constructed properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, Centerspace determines the composition of its same-store pool for that year as well as adjusts the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. The company believes that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of its communities are performing year-over-year. Centerspace uses this measure to assess whether or not the company has been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended			Sequential		Year-Over-Year
	3/31/2021	12/31/2020	3/31/2020	$ Change	% Change	$ Change	% Change

Operating income	$1,641	$1,810	$2,004	$(169)	(9.3)%	$(363)	(18.1)%
Adjustments:
Property management expenses	1,767	1,460	1,554	307	21.0%	213	13.7%
Casualty loss	101	331	327	(230)	(69.5)%	(226)	(69.1)%
Depreciation and amortization	19,992	20,282	18,160	(290)	(1.4)%	1,832	10.1%
General and administrative expenses	3,906	3,733	3,428	173	4.6%	478	13.9%
Net operating income	$27,407	$27,616	$25,473	$(209)	(0.8)%	$1,934	7.6%

Revenue
Same-store	$41,743	$41,831	$41,573	$(88)	(0.2)%	$170	0.4%
Non-same-store	4,240	3,104	272	1,136	36.6%	3,968	1,458.8%
Other properties	650	571	972	79	13.8%	(322)	(33.1)%
Dispositions	15	34	1,589	(19)	(55.9)%	(1,574)	(99.1)%
Total	46,648	45,540	44,406	1,108	2.4%	2,242	5.0%
Property operating expenses, including real estate taxes
Same-store	17,385	16,485	17,540	900	5.5%	(155)	(0.9)%
Non-same-store	1,496	1,156	120	340	29.4%	1,376	1,146.7%
Other properties	289	249	278	40	16.1%	11	4.0%
Dispositions	71	34	995	37	108.8%	(924)	(92.9)%
Total	19,241	17,924	18,933	1,317	7.3%	308	1.6%
Net operating income
Same-store	24,358	25,346	24,033	(988)	(3.9)%	325	1.4%
Non-same-store	2,744	1,948	152	796	40.9%	2,592	1,705.3%
Other properties	361	322	694	39	12.1%	(333)	(48.0)%
Dispositions	(56)	—	594	(56)	(100.0)%	(650)	(109.4)%
Total	$27,407	$27,616	$25,473	$(209)	(0.8)%	$1,934	7.6%

S-4

Reconciliation of Same-Store Controllable Expenses to Total Property Operating Expenses, Including Real Estate Taxes
Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP financial measure and should not be considered an alternative to total expenses or total property operating expenses.

	(in thousands, except percentages)
	Three Months Ended March 31,
	2021	2020	$ Change	% Change

Controllable expenses
On-site compensation(1)	$4,553	$4,697	$(144)	(3.1)%
Repairs and maintenance	2,283	2,386	(103)	(4.3)%
Utilities	3,083	3,054	29	0.9%
Administrative and marketing	901	908	(7)	(0.8)%
Total	$10,820	$11,045	$(225)	(2.0)%

Non-controllable expenses
Real estate taxes	$5,094	$5,111	$(17)	(0.3)%
Insurance	1,471	1,384	87	6.3%
Total	$6,565	$6,495	$70	1.1%

Property operating expenses, including real estate taxes - non-same-store	$1,496	$120	$1,376	1,146.7%
Property operating expenses, including real estate taxes - other properties	289	278	11	4.0%
Property operating expenses, including real estate taxes - dispositions	71	995	(924)	(92.9)%
Total property operating expenses, including real estate taxes	$19,241	$18,933	$308	1.6%

(1)On-site compensation for administration, leasing, and maintenance personnel.
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
Centerspace believes that FFO, which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding its operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation.
Centerspace uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets; and
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of the company's investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’'s main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not

S-5

represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash flow needs, including the ability to service indebtedness or make distributions to shareholders.
Core Funds from Operations (“Core FFO”) is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income, or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund the company's cash needs, including its ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except per share amounts)
	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Funds From Operations
Net income (loss) available to common shareholders	$(6,474)	$(5,985)	$18,021	$(5,387)	$(8,439)
Adjustments:
Noncontrolling interests – Operating Partnership	(469)	(460)	1,387	(447)	(692)
Depreciation and amortization	19,992	20,282	18,995	18,156	18,160
Less depreciation – non real estate	(98)	(87)	(85)	(88)	(93)
Less depreciation – partially owned entities	(24)	(33)	(31)	(33)	(282)
(Gain) loss on sale of real estate	—	(17)	(25,676)	190	—
FFO applicable to common shares and Units	$12,927	$13,700	$12,611	$12,391	$8,654

Adjustments to Core FFO:
Casualty loss (recovery)	—	204	545	—	—
Loss on extinguishment of debt	—	2	4	17	—
Rebranding costs	—	402	—	—	—
Technology implementation costs	413	—	—	—	—
(Gain) loss on marketable securities	—	—	—	(175)	3,553
(Discount) premium on redemption of preferred shares	—	—	1	(25)	(273)
Core FFO applicable to common shares and Units	$13,340	$14,308	$13,161	$12,208	$11,934

Funds from operations applicable to common shares and Units	$12,927	$13,700	$12,611	$12,391	$8,654
Dividends to preferred unitholders	160	160	160	160	160
Funds from operations applicable to common shares and Units - diluted	$13,087	$13,860	$12,771	$12,551	$8,814

Core funds from operations applicable to common shares and Units	$13,340	$14,308	$13,161	$12,208	$11,934
Dividends to preferred unitholders	160	160	160	160	160
Core funds from operations applicable to common shares and Units - diluted	$13,500	$14,468	$13,321	$12,368	$12,094

Per Share Data
Earnings (loss) per share and Unit - diluted	$(0.49)	$(0.46)	$1.38	$(0.44)	$(0.69)
FFO per share and Unit - diluted	$0.92	$0.97	$0.90	$0.93	$0.66
Core FFO per share and Unit - diluted	$0.95	$1.02	$0.94	$0.91	$0.90

Weighted average shares and Units - diluted	14,282	14,222	14,143	13,558	13,401

S-6

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, and gain/loss from involuntary conversion. The company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands)
	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Adjusted EBITDA
Net income (loss) available to common shareholders	$(4,867)	$(4,378)	$19,629	$(3,803)	$(7,007)
Adjustments:
Dividends to preferred unitholders	160	160	160	160	160
Noncontrolling interests – Operating Partnership	(469)	(460)	1,387	(447)	(692)
Income (loss) before noncontrolling interests – Operating Partnership	$(5,176)	$(4,678)	$21,176	$(4,090)	$(7,539)
Adjustments:
Interest expense	7,216	6,888	6,756	6,926	6,764
Loss on extinguishment of debt	—	2	4	17	—
Depreciation/amortization related to real estate investments	19,969	20,250	18,964	18,123	17,878
Casualty loss (recovery)	—	204	545	—	—
Interest income	(407)	(328)	(256)	(331)	(597)
(Gain) loss on sale of real estate and other investments	—	(17)	(25,676)	190	—
Technology implementation costs	413	—	—	—	—
(Gain) loss on marketable securities	—	—	—	(175)	3,553
Adjusted EBITDA	$22,015	$22,321	$21,513	$20,660	$20,059

S-7

CENTERSPACE
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2021 (remainder)	$18,091	$—	$1,544	$19,635	2.5%	5.40%
2022	33,269	50,000	130,000	213,269	26.8%	2.16%
2023	43,442	—	—	43,442	5.4%	4.02%
2024	—	70,000	—	70,000	8.8%	3.63%
2025	32,717	75,000	—	107,717	13.5%	4.30%
Thereafter	167,482	175,000	—	342,482	43.0%	3.58%
Total debt	$295,001	$370,000	$131,544	$796,545	100.0%	3.37%

(1)Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of the variable interest, line of credit is fixed with an interest rate swap.
(2)Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Debt Balances Outstanding
Secured fixed rate	$295,001	$298,445	$314,511	$325,230	$329,988
Unsecured fixed rate line of credit(1)	50,000	50,000	50,000	50,000	50,000
Unsecured variable rate line of credit	131,544	102,871	85,000	13,000	33,000
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	175,000	125,000	125,000	125,000	125,000
Debt total	$796,545	$721,316	$719,511	$658,230	$682,988

Mortgage debt weighted average interest rate	3.92%	3.93%	3.99%	4.01%	4.01%
Lines of credit rate (rate with swap)	2.18%	2.35%	3.35%	2.97%	3.18%
Term loan rate (rate with swap)	4.11%	4.18%	4.18%	4.12%	4.13%
Senior notes rate	3.47%	3.78%	3.78%	3.78%	3.78%
Total debt	3.37%	3.62%	3.68%	3.87%	3.92%

(1)A portion of the primary line of credit is fixed through an interest rate swap.

S-8

CENTERSPACE
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Equity Capitalization
Common shares outstanding	13,220	13,027	12,976	12,827	12,164
Operating partnership units outstanding	950	977	1,018	1,022	1,044
Total common shares and units outstanding	14,170	14,004	13,994	13,849	13,208
Market price per common share (closing price at end of period)	$68.00	$70.64	$65.17	$70.49	$55.00
Equity capitalization-common shares and units	$963,560	$989,243	$911,989	$976,216	$726,440
Recorded book value of preferred shares	$93,530	$93,530	$93,530	$93,579	$96,046
Total equity capitalization	$1,057,090	$1,082,773	$1,005,519	$1,069,795	$822,486

Series D Preferred Units	$16,560	$16,560	$16,560	$16,560	$16,560

Debt Capitalization
Total debt	$796,545	$721,317	$719,511	$658,230	$682,988
Total capitalization	$1,870,195	$1,820,650	$1,741,590	$1,744,585	$1,522,034

Total debt to total capitalization(1)	43.1%	39.6%	41.3%	37.7%	44.9%

(1)Total debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares and operating partnership units, and book value of Series C preferred shares and Series D preferred units outstanding at the end of the period.

	Three Months Ended
	3/31/2021		12/31/2020		9/30/2020		6/30/2020		3/31/2020
Debt service coverage ratio(1)	2.53	x	2.73	x	2.65	x	2.48	x	2.42	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.14	x	2.28	x	2.21	x	2.05	x	1.97	x
Net debt/Adjusted EBITDA(2)	8.92	x	8.07	x	8.17	x	7.33	x	8.18	x
Net debt and preferred equity/Adjusted EBITDA(2)	10.17	x	9.31	x	9.45	x	8.66	x	9.59	x

Distribution Data
Common shares and Units outstanding at record date	14,171		14,004		13,994		13,849		13,208
Total common distribution declared	$9,919		$9,803		$9,796		$9,694		$9,245
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70
Payout ratio (Core FFO per diluted share and unit basis)(3)	73.7%		68.6%		74.5%		76.9%		77.8%

(1)Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.
(2)Net debt is the total debt balance less cash and cash equivalents and net tax deferred exchange proceeds (included within restricted cash). Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.
(3)Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.

S-9

CENTERSPACE
SAME-STORE FIRST QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change
Denver, CO	992	$5,408	$5,510	(1.9)%	$1,868	$1,804	3.5%	$3,540	$3,706	(4.5)%
Minneapolis, MN	2,355	10,466	10,768	(2.8)%	4,431	4,566	(3.0)%	6,035	6,202	(2.7)%
North Dakota	2,422	7,949	7,711	3.1%	3,271	3,487	(6.2)%	4,678	4,224	10.7%
Omaha, NE	1,370	4,026	3,814	5.6%	1,762	1,626	8.4%	2,264	2,188	3.5%
Rochester, MN	1,711	6,385	6,539	(2.4)%	2,993	2,823	6.0%	3,392	3,716	(8.7)%
St. Cloud, MN	1,192	3,656	3,611	1.2%	1,635	1,756	(6.9)%	2,021	1,855	8.9%
Other Markets	1,223	3,853	3,620	6.4%	1,425	1,478	(3.6)%	2,428	2,142	13.4%
Same-Store Total	11,265	$41,743	$41,573	0.4%	$17,385	$17,540	(0.9)%	$24,358	$24,033	1.4%

	% of NOI Contribution	Weighted Average Occupancy (1)			Average Monthly Rental Rate (2)			Average Monthly Revenue per Occupied Home (3)
Regions		Q1 2021	Q1 2020	Growth	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	% Change
Denver, CO	14.5%	94.5%	94.2%	0.3%	$1,715	$1,793	(4.4)%	$1,922	$1,965	(2.2)%
Minneapolis, MN	24.8%	92.9%	94.3%	(1.4)%	1,494	1,485	0.6%	1,595	1,616	(1.3)%
North Dakota	19.2%	96.2%	96.1%	0.1%	1,061	1,037	2.3%	1,138	1,104	3.1%
Omaha, NE	9.3%	95.1%	94.3%	0.8%	912	893	2.1%	1,030	984	4.7%
Rochester, MN	13.9%	95.2%	97.1%	(1.9)%	1,240	1,239	0.1%	1,307	1,312	(0.4)%
St. Cloud, MN	8.3%	94.6%	94.9%	(0.3)%	970	944	2.8%	1,081	1,064	1.6%
Other Markets	10.0%	97.7%	96.2%	1.5%	985	941	4.7%	1,075	1,025	4.9%
Same-Store Total	100.0%	94.9%	95.3%	(0.4)%	$1,200	$1,190	0.8%	$1,302	$1,291	0.8%

(1)Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
(2)Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
(3)Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.

S-10

CENTERSPACE
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		Q1 2021	Q4 2020	% Change	Q1 2021	Q4 2020	% Change	Q1 2021	Q4 2020	% Change
Denver, CO	992	$5,408	$5,399	0.2%	$1,868	$1,635	14.3%	$3,540	$3,764	(6.0)%
Minneapolis, MN	2,355	10,466	10,605	(1.3)%	4,431	4,488	(1.3)%	6,035	6,117	(1.3)%
North Dakota	2,422	7,949	8,011	(0.8)%	3,271	3,070	6.5%	4,678	4,941	(5.3)%
Omaha, NE	1,370	4,026	3,891	3.5%	1,762	1,648	6.9%	2,264	2,243	0.9%
Rochester, MN	1,711	6,385	6,357	0.4%	2,993	2,771	8.0%	3,392	3,586	(5.4)%
St. Cloud, MN	1,192	3,656	3,656	—	1,635	1,602	2.1%	2,021	2,054	(1.6)%
Other Markets	1,223	3,853	3,912	(1.5)%	1,425	1,271	12.1%	2,428	2,641	(8.1)%
Same-Store Total	11,265	$41,743	$41,831	(0.2)%	$17,385	$16,485	5.5%	$24,358	$25,346	(3.9)%

	% of NOI Contribution	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		Q1 2021	Q4 2020	Growth	Q1 2021	Q4 2020	% Change	Q1 2021	Q4 2020	% Change
Denver, CO	14.5%	94.5%	94.3%	0.2%	$1,715	$1,727	(0.7)%	$1,922	$1,924	(0.1)%
Minneapolis, MN	24.8%	92.9%	93.2%	(0.3)%	1,494	1,502	(0.5)%	1,595	1,611	(1.0)%
North Dakota	19.2%	96.2%	95.8%	0.4%	1,061	1,061	—	1,138	1,151	(1.1)%
Omaha, NE	9.3%	95.1%	93.8%	1.3%	912	912	—	1,030	1,010	2.0%
Rochester, MN	13.9%	95.2%	95.0%	0.2%	1,240	1,242	(0.2)%	1,307	1,304	0.2%
St. Cloud, MN	8.3%	94.6%	94.6%	—	970	971	(0.1)%	1,081	1,080	0.1%
Other Markets	10.0%	97.7%	98.1%	(0.4)%	985	980	0.5%	1,075	1,087	(1.1)%
Same-Store Total	100.0%	94.9%	94.7%	0.2%	$1,200	$1,203	(0.2)%	$1,302	$1,307	(0.4)%

S-11

CENTERSPACE
PORTFOLIO SUMMARY(1)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Number of Apartment Homes at Period End
Same-Store	11,265	10,567	10,567	11,257	11,257
Non-Same-Store	903	1,343	1,343	878	878
All Communities	12,168	11,910	11,910	12,135	12,135

Average Monthly Rental Rate(2)
Same-Store	$1,200	$1,177	$1,178	$1,142	$1,135
Non-Same-Store	1,584	1,599	1,597	1,594	1,572
All Communities	$1,229	$1,225	$1,210	$1,175	$1,163

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,302	$1,282	$1,271	$1,232	$1,237
Non-Same-Store	1,705	1,708	1,729	1,681	1,658
All Communities	$1,332	$1,330	$1,307	$1,264	$1,263

Weighted Average Occupancy(4)
Same-Store	94.9%	95.0%	94.4%	94.6%	95.4%
Non-Same-Store	91.8%	92.3%	93.9%	93.9%	93.3%
All Communities	94.6%	94.6%	94.3%	94.5%	95.2%

Operating Expenses as a % of Scheduled Rent
Same-Store	42.9%	41.2%	43.4%	41.5%	45.0%
Non-Same-Store	34.9%	35.3%	39.7%	36.1%	37.0%
All Communities	42.1%	40.3%	43.0%	41.0%	44.3%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$131	$326	$293	$262	$151

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Average monthly rental rate is scheduled rent divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
(3)Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
(4)Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. The company believes that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and the calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

S-12

CENTERSPACE
CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended
	3/31/2021	3/31/2020
Total Same-Store Apartment Homes	11,263	11,263

Building - Exterior	$495	$192
Building - Interior	61	135
Mechanical, Electrical, & Plumbing	121	285
Furniture & Equipment	30	103
Landscaping & Grounds	73	97
Turnover	699	643
Capital Expenditures - Same-Store	$1,479	$1,455
Capital Expenditures per Apartment Home - Same-Store	$131	$129

Value Add	$2,631	$2,031
Total Capital Spend - Same-Store	$4,110	$3,486
Total Capital Spend per Apartment Home - Same-Store	$365	$310

All Properties - Weighted Average Apartment Homes	12,166	11,324

Capital Expenditures	$1,555	$1,810
Capital Expenditures per Apartment Home	$128	$160

Value Add	2,631	2,031
Acquisition Capital	558	1,478
Total Capital Spend	4,744	5,319
Total Capital Spend per Apartment Home	$390	$470

Value Add Capital Expenditures
Interior - Units
Same-Store	$1,691	$782
Non-Same-Store	$—	$—
Total Interior Units	$1,691	$782
Expected Year 1 Annual ROI	16.8%	16.1%

Common Areas and Exteriors
Same-Store	$940	$1,249
Non-Same-Store	$—	$—
Total Common Areas and Exteriors	$940	$1,249
Expected Year 1 Annual ROI	8.2%	11.8%

Total Value-Add Capital Expenditures
Same-Store	$2,631	$2,031
Non-Same-Store	$—	$—
Total Portfolio Value-Add	$2,631	$2,031
Expected Year 1 Annual ROI	13.8%	13.5%

S-13

CENTERSPACE
2021 Financial Outlook
(in thousands, except per share amounts)
Centerspace revised its outlook for 2021 in the company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2021. The revised outlook for 2021 is shown in the table below.

	Three Months Ended	2021 Full-Year Outlook Range		2021 Revised Outlook Range
	March 31, 2021	Low	High	Low	High
	YTD Actual	Amount	Amount	Amount	Amount
Same-store growth
Revenue	$41,743	(0.5)%	3.0%	—	3.0%

Controllable expenses	$10,820	5.0%	8.5%	3.5%	4.5%
Non-controllable expenses	$6,565	2.5%	6.0%	2.5%	6.0%
Total Expenses	$17,385	4.0%	7.5%	3.0%	5.0%
Same-store NOI	$24,358	(3.5)%	(0.5)%	(1.5)%	1.5%

Components of NOI
Same-store NOI	$24,358	$94,200	$97,600	$96,500	$99,200
Non-same-store NOI	$2,744	$7,900	$8,200	$11,400	$11,600
Other Commercial NOI	$361	$1,700	$1,800	$1,700	$1,800
Other Sold NOI	$(56)	—	—	—	—

Total NOI	$27,407	$103,800	$107,600	$109,600	$112,600

Accretion from investments and capital market activity, excluding impact from change in share count	$—	1,300	990	(800)	(1,100)

Interest expense	$(7,231)	(28,650)	(30,000)	(29,800)	(31,100)
Preferred dividends	$(1,607)	(6,430)	(6,430)	(6,430)	(6,430)

Recurring income and expenses
Interest and other income	$407	2,580	2,580	2,580	2,580
General and administrative and property management	$(5,673)	(23,670)	(22,000)	(23,300)	(22,500)
Casualty losses	$(101)	(1,750)	(1,250)	(1,750)	(1,250)
Non-real estate depreciation and amortization	$(98)	(280)	(280)	(280)	(280)
Non-controlling interest	$(17)	(65)	(70)	(65)	(70)
Total recurring income and expenses	$(5,482)	(23,185)	$(21,020)	(22,815)	$(21,520)

FFO	$13,087	$46,835	$51,140	$49,755	$52,450

Non-core income and expenses
Casualty loss	$—	$580	$420	$480	$420
Technology implementation costs	413	1,190	990	1,090	990
Total non-core income and expenses	$413	$1,770	$1,410	$1,570	$1,410

Core FFO	$13,500	$48,605	$52,550	$51,325	$53,860

EPS - Diluted	$(0.49)	$(0.18)	$0.45	$0.10	$0.50
FFO per diluted share	$0.92	$3.17	$3.52	$3.38	$3.62
Core FFO per diluted share	$0.95	$3.29	$3.62	$3.48	$3.72
Weighted average shares outstanding - diluted	14,282	14,773	14,515	14,731	14,472
Additional assumptions:
•Same-store capital expenditures of $912 per home to $1,012 per home
•Value-add expenditures of $15.0 million to $20.0 million
•Investments of $145.0 million to $170.0 million, which includes the January 2021 acquisition of Union Pointe in Longmont, Colorado
•Dispositions of $55.0 million to $75.0 million
•Proceeds of $50.0 million to $70.0 million from equity issuance

S-14

Reconciliation of Net Income (Loss) Available to Common Shareholders to FFO and Core FFO
The following table presents reconciliations of Net income (loss) available to common shareholders to FFO and Core FFO, which are non-GAAP financial measures described in greater detail under “Non-GAAP Financial Measures and Reconciliations.” They should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO and Core FFO also do not represent cash generated from operating activities in accordance with GAAP, nor are they indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders. The outlook and projections provided below are based on current expectations and are forward-looking.

		Previous Outlook		Revised Outlook
	Three Months Ended	12 Months Ended		12 Months Ended
	March 31, 2021	December 31, 2021		December 31, 2021
	Actual	Low	High	Low	High
Net income (loss) available to common shareholders	$(6,474)	$(1,274)	$8,031	$2,929	$8,692
Noncontrolling interests - Operating Partnership	(469)	(1,456)	(1,456)	(1,456)	(1,456)
Depreciation and amortization	19,992	71,424	71,424	72,391	72,323
Less depreciation - non real estate	(98)	(280)	(280)	(280)	(280)
Less depreciation - partially owned entities	(24)	(95)	(95)	(95)	(95)
(Gain) loss on sale of real estate	—	(22,124)	(27,124)	(24,374)	(27,374)
Dividends to preferred unitholders	$160	$640	$640	$640	$640
FFO applicable to common shares and Units	$13,087	$46,835	$51,140	$49,755	$52,450

Adjustments to Core FFO:
Casualty loss write off	—	580	420	480	420
Technology implementation costs	413	1,190	990	1,090	990
Core FFO applicable to common shares and Units	$13,500	$48,605	$52,550	$51,325	$53,860

Earnings per share - diluted	$(0.49)	$(0.18)	$0.45	$0.10	$0.50
FFO per share - diluted	$0.92	$3.17	$3.52	$3.38	$3.62
Core FFO per share - diluted	$0.95	$3.29	$3.62	$3.48	$3.72
Reconciliation of Operating Income to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

		Previous Outlook		Revised Outlook
	Three Months Ended	12 Months Ended		12 Months Ended
	March 31, 2021	December 31, 2021		December 31, 2021
	Actual	Low	High	Low	High
Operating income	$1,641	$6,956	$12,926	$12,159	$16,527
Adjustments:
General and administrative and property management expenses	5,673	23,670	22,000	23,300	22,500
Casualty loss	101	1,750	1,250	1,750	1,250
Depreciation and amortization	19,992	71,424	71,424	72,391	72,323
Net operating income	$27,407	$103,800	$107,600	$109,600	$112,600

S-15